Exhibit E

MASTER ASSIGNMENT AND ACCEPTANCE

This Master Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and among each Person listed as an “Assignor” on Schedule II hereto (each an “Assignor”) and each Person listed as an “Assignee” on Schedule II hereto (each an “Assignee”). It is understood and agreed that the rights and obligations of the Assignors and of the Assignees hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

SECTION 1. Assignments. For consideration as set forth herein, the Assignors (each of whom holds a New Money Loan Commitment immediately prior to the Effective Date in the principal amount set forth opposite such Assignor’s name on Schedule I hereto) hereby irrevocably sell and assign to the Assignees, and the Assignees hereby irrevocably purchase and assume from the Assignors (with such sales and assignments to, and purchases and assumptions by, the Assignees to be allocated among the Assignees such that, immediately upon the Effective Date, the Assignors and Assignees shall each have a New Money Loan Commitment in such amount, as set forth opposite such Assignor’s or Assignee’s name on Schedule II hereto), subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the DIP Administrative Agent as contemplated below, (i) all of the Assignors’ rights and obligations in their respective capacities as DIP Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the New Money Loan Commitments being sold and assigned to, and purchased and assumed by, the Assignees pursuant hereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignors (in their respective capacities as DIP Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignors to the Assignees pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interests”). Without limiting the foregoing, the Assigned Interest being acquired by each Assignee hereunder shall include the right of such Assignee to receive its Roll-Up Percentage of any Roll-Up Loans deemed made after the Effective Date. Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor. Immediately after giving effect to the sales and assignments to, and purchases and assumptions by, the Assignees of the Assigned Interests, each Assignor and each Assignee shall have a New Money Loan Commitment in the amount and in the percentage set forth opposite such Assignor’s or Assignee’s name on Schedule II hereto.

SECTION 2. Payments. Pursuant to Section 12.15(b) of the Credit agreement, a $5,000 processing and recordation fee shall be payable by each Assignee to the DIP Administrative Agent in respect of the New Money Loan Commitments being assigned to such Assignee hereunder. Payment of such processing and recordation fees shall be made to the following bank account of the DIP Administrative Agent:

Name of Bank	Wilmington Trust, N.A.
ABA #:	031100092
Acct. #:	128221-001
Acct. Name::	Orexigen DIP Fee Account

SECTION 3. Effective Date. The effective date for this Assignment and Acceptance shall be the date set forth below; provided that the following conditions precedent have been satisfied on or before the Effective Date:

a)          This Assignment and Acceptance shall have been executed and delivered by each Assignor, each Assignee, the Borrower and the DIP Administrative Agent;

b)          Each Assignee shall have provided to the DIP Administrative Agent (i) any tax forms required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee and (ii) a duly completed Administrative Questionnaire; and

c)          Each Assignee shall have paid to the DIP Administrative Agent, for its own account, the processing and recordation fee referred to in Section 2.

SECTION 4. Defined Terms.

1.	Assignors:	Each Person listed as an “Assignor” on Schedule II hereto

2.	Assignees:	Each Person listed as an “Assignee” on Schedule II hereto

3.	Borrower:	Orexigen Therapeutics, Inc., a Delaware corporation

4.	DIP Administrative Agent:	Wilmington Trust, National Association, as agent under the Credit Agreement

5.	Credit Agreement:
Debtor in Possession Credit and Security Agreement, dated as of March 12, 2018 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time), among the Borrower, the DIP Lenders from time to time party thereto and the DIP Administrative Agent.

Effective Date: April ___, 2018

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNORS

ASSIGNOR:	BAUPOST GROUP SECURITIES L.L.C

	By:	/s/ Gregory Ciongoli
Name: Gregory Ciongoli
Title: Partner
Date: April 9, 2018

c/o State Street Bank and Trust 200 Newport Avenue
6th Floor North Quincy, MA 02171
Attn: Mike Manganaro

Signature Page to Master Assignment & Acceptance

ASSIGNOR:	ECOR1 CAPITAL FUND, L.P.

	By:	/s/ Oleg Nodelman
Name: Oleg Nodelman
Title: Managing Director, EcoR1 Capital LLC, as GP
Date: April 9, 2018

409 Illinois Street
San Francisco, CA 94158

ECOR1 CAPITAL FUND QUALIFIED, L.P.

By:	/s/ Oleg Nodelman
Name: Oleg Nodelman
Title: Managing Director, EcoR1 Capital LLC, as GP
Date: April 9, 2018

409 Illinois Street
San Francisco, CA 94158

Signature Page to Master Assignment & Acceptance

ASSIGNOR:	1992 MSF INTERNATIONAL LTD

By: Highbridge Capital Management, LLC, as trading manager

	By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director
Date: April 9, 2018

40 West 57th Street, Floor 32
New York, NY 10019

1992 TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director
Date: April 9, 2018

40 West 57th Street, Floor 32
New York, NY 10019

Signature Page to Master Assignment & Acceptance

ASSIGNOR:	NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By: UBS O’Connor LLC, its investment advisor

	By:	/s/ Joseph Workman
Name: Joseph Workman
Title: Assistant General Counsel

	By:	/s/ Andrew Martin
Name: Managing Director
Date: April 9, 2018

c/o UBS O'Connor LLC
1 North Wacker Drive, 32 Floor Chicago, IL 60606

Signature Page to Master Assignment & Acceptance

ASSIGNEES

ASSIGNEE:	BIOTECHNOLOGY VALUE TRADING FUND OS, LP

	By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP, Sole Shareholder BVF Partners OS Ltd., General Partner Biotechnology Value Trading Fund OS LP
Date: April 9, 2018

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
570 Washington Blvd, 5th Floor
Jersey City, NJ 07310

BIOTECHNOLOGY VALUE FUND, LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP,
General Partner Biotechnology Value Fund, LP
Date: April 9, 2018

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
570 Washington Blvd, 5th Floor
Jersey City, NJ 07310

BIOTECHNOLOGY VALUE FUND II, LP

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP,
General Partner Biotechnology Value Fund II, LP
Date: April 9, 2018

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
570 Washington Blvd, 5th Floor
Jersey City, NJ 07310

Signature Page to Master Assignment & Acceptance

INVESTMENT 10, LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP, Attorney-In-Fact Investment 10, LLC
Date: April 9, 2018

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
570 Washington Blvd, 5th Floor
Jersey City, NJ 07310

MSI BVF SPV LLC

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP,
Attorney-In-Fact MSI BVF SPV LLC
Date: April 9, 2018

BNP Paribas Prime Brokerage
787 Seventh Avenue, 8th Floor
New York, NY 10019
Telephone: (212) 471-6836
Attention: Jose Nevarez

ROADRUNNER CO.

By:	/s/ Mark Lampert
Title: President BVF Inc., General Partner BVF Partners LP, Attorney-In- Fact Roadrunner Co.
Date: April 9, 2018

The Depository Trust Company
Attn: 5th FL/NY Window/For the Account of State Street PF 89
570 Washington Blvd, 5th Floor
Jersey City, NJ 07310

Signature Page to Master Assignment & Acceptance

ASSIGNEE:	TELEMETRY SECURITIES, LLC

	By:	/s/ Dan Sommers
Name: Dan Sommers
Title: Portfolio Manager
Date: April 9, 2018

Telemetry Securities LLC
Attn: Dan Sommers
545 Fifth Ave, Suite 1108
New York, NY 10017

Signature Page to Master Assignment & Acceptance

ASSIGNEE:	ROCK SPRINGS CAPITAL MASTER FUND LP
By: Rock Springs General Partner LLC, its General Partner

	By:	/s/ Kris Jenner
Name: Kris Jenner
Title: Managing Member
Date: April 9, 2018

Rock Springs Capital Master Fund LP
Attn: Graham McPhail
650 South Exeter Street, Suite 1070
Baltimore, MD 21202

Signature Page to Master Assignment & Acceptance

Consented to, Acknowledged and Agreed:

BORROWER

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Thomas P. Lynch
Name: Thomas P. Lynch
Title: EVP, Chief Administrative Officer, General Counsel & Secretary

By:
Name:
Title:

Signature Page to Master Assignment & Acceptance

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as DIP Administrative Agent

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Vice President

Signature Page to Master Assignment & Acceptance

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.          Representations and Warranties.

1.1        Assignors. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of its portion of the Assigned Interests being sold and assigned to the Assignees pursuant to this Assignment and Acceptance, (ii) its portion of the Assigned Interests being sold and assigned to the Assignees pursuant to this Assignment and Acceptance is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other DIP Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the DIP Loan Document s or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any DIP Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any DIP Loan Document.

1.2         Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a DIP Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Lender and Eligible Subscriber (or its designated affiliate (including funds under common management)) under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a DIP Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a DIP Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the DIP Administrative Agent or any DIP Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the DIP Administrative Agent, the Assignor or any other DIP Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the DIP Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the DIP Loan Documents are required to be performed by it as a DIP Lender.

2.          Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the applicable Assignor for amounts which have accrued to but excluding the Effective Date and to the applicable Assignee for amounts which have accrued from and after the Effective Date.

ANNEX 1

3.          General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

Schedule I

Assignors’ New Money Loan Commitments
(As of immediately prior to the Effective Date)

Assignor	New Money Loan Commitment	Percentage of Total New Money Loan Commitments
Baupost Group Securities, L.L.C.	$21,169,355	60.5%
EcoR1 Capital Fund, L.P.	$915,927	2.6%
EcoR1 Capital Fund Qualified, L.P.	$4,164,718	11.9%
1992 MSF International Ltd	$1,340,726	3.8%
1992 Tactical Credit Master Fund, L.P.	$352,823	1.0%
Nineteen77 Global Multi-Strategy Alpha Master Limited	$7,056,451	20.2%
TOTAL:	$35,000,000	100%

Schedule I to Master Assignment and Assumption

Schedule II

Assignors’ and Assignees’ New Money Loan Commitments
(As of immediately following the occurrence of the Effective Date)

Assignor	New Money Loan Commitment	Percentage of New Money Loan Commitments
Baupost Group Securities, L.L.C.	$16,483,517	47.1%
EcoR1 Capital Fund, L.P.	$713,187	2.0%
EcoR1 Capital Fund Qualified, L.P.	$3,242,857	9.3%
1992 MSF International Ltd	$1,043,956	3.0%
1992 Tactical Credit Master Fund, L.P.	$274,725	.8%
Nineteen77 Global Multi-Strategy Alpha Master Limited	$5,494,505	15.7%
Assignee	New Money Loan Commitment	Percentage of New Money Loan Commitments
Biotechnology Value Trading Fund OS, LP	$491,429	1.4%
Biotechnology Value Fund II, LP	$1,590,330	4.5%
Biotechnology Value Fund, LP	$2,469,670	7.1%
MSI BVF SPV, LLC	$763,956	2.2%
Investment 10, LLC	$398,901	1.1%
Roadrunner Co.	$879,121	2.5%
Telemetry Securities LLC	$659,341	1.9%
Rock Springs Capital Master Fund LP	$494,505	1.4%
TOTAL:	$35,000,000.00	100%

Schedule II to Master Assignment and Assumption